Exhibit 99.2

Contact:	Frank Perez
Chief Financial Officer
615-599-2274

TENNESSEE COMMERCE BANCORP ANNOUNCES THE RESIGNATION OF CHIEF ADMINISTRATIVE OFFICER

FRANKLIN, Tenn. — (January 21, 2011) — Tennessee Commerce Bancorp, Inc. (NASDAQ: TNCC) announced that effective today Chief Administrative Officer Martin Zorn has resigned from the Company.  Mr. Zorn will be relocating to Honolulu, Hawaii where he will become an executive with a closely-held technology company.

“Martin has been an asset and a valuable part of the executive team as we have navigated through the current economic turbulence.  He has helped reinforce the company’s position as the leading business bank in Middle Tennessee,” said Mike Sapp, Chairman, President and Chief Executive Officer.  “We wish him the best of success in his new career.”  For the foreseeable future, Martin plans to serve as a consultant to Tennessee Commerce in the completion of a number of important initiatives.

About Tennessee Commerce Bancorp, Inc.

Tennessee Commerce Bancorp, Inc. is the parent company of Tennessee Commerce Bank.  The Bank provides a wide range of banking services and is primarily focused on business accounts.  Its corporate and banking office is located in Franklin, Tennessee.  Tennessee Commerce Bancorp’s stock is listed on the NASDAQ Global Market under the symbol “TNCC.”

Additional information concerning Tennessee Commerce can be accessed at www.tncommercebank.com.